UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 28, 2017

VIAVI SOLUTIONS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22874	94-2579683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 North McCarthy Boulevard, Milpitas, CA	95035
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 404-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On February 28, 2017, Viavi Solutions Inc. (the “Company”) issued a press release announcing the pricing of the offering of $400 million aggregate principal amount of its 1.00% Senior Convertible Notes due 2024 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The press release also announced that the Company intends to use net proceeds from the offering for refinancing, together with its cash on hand, its outstanding 0.625% Senior Convertible Notes due 2033 (the “2033 Notes”), including opportunistically repurchasing 2033 Notes in the future, as well as for general corporate purposes. In addition, the Company is using $50 million of the net proceeds from the offering to repurchase shares of its common stock pursuant to its existing stock repurchase program. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release of Viavi Solutions Inc. issued on February 28, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 28, 2017

VIAVI SOLUTIONS INC.

By:	/s/ Amar Maletira
Name:	Amar Maletira
Title:	Chief Financial Officer (Duly Authorized Officer and Principal Financial and Accounting Officer)

Exhibit Index
Exhibit No.	Description

99.1	Press Release of Viavi Solutions Inc. issued on February 28, 2017.